Exhibit 24.1

POWER OF ATTORNEY

The undersigned hereby appoints Joseph A. Caccamo, Esq. and Russell Greenberg, the Chief Financial Officer of Inter Parfums, Inc., and both of them, either of whom may act without the joinder of the other, as the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned, and in the undersigned’s name, place and stead, in any and all capacities, solely for the following limited purposes: To prepare and sign any and all Forms ID, Application For Edgar Access (ID), and any and all forms of the Securities and Exchange Commission relating to such person’s beneficial ownership of securities of Inter Parfums, Inc. or any successor in interest (including without limitation, Forms 3, 4, 5, Schedule 13G, Schedule 13D), together with any and all amendments thereto, as well as any successor forms thereto, and to file the same with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. It is my intention that this Power of Attorney remain effective indefinitely, unless and until the undersigned shall revoke same in writing.

In Witness Whereof, the undersigned has executed this Power of Attorney this 3rd day of August 2017.

/s/ Veronique Gabai-Pinsky
Veronique Gabai-Pinsky

STATE OF NEW YORK	)
) SS:
COUNTY OF NEW YORK	)

On the 3rd day of August, 2017 before me, the undersigned, personally appeared Veronique Gabai-Pinsky, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same, and that by her signature on the instrument, the individual executed the instrument.

Sworn to before me this

3rd day of August, 2017

/s/ Christopher Green

Notary Public	[NOTARY STAMP]